This Amended and Restated Pricing Supplement No. 2017-USNCH0813 is being filed to clarify the payment at maturity.
Citigroup Global Markets Holdings Inc.

November 21, 2017

 Medium-Term Senior Notes, Series N

 Amended and Restated Pricing Supplement No. 2017-USNCH0813

 Filed Pursuant to Rule 424(b)(3)

 Registration Statement Nos. 333-216372 and 333-216372-01

Buffer Securities Based on the Worst Performing of the Shares of the SPDR® S&P 500® ETF Trust and the Shares of the iShares® MSCI Emerging Markets ETF Due November 27, 2020

Overview

▪	The securities offered by this pricing supplement are unsecured senior debt securities issued by Citigroup Global Markets Holdings Inc. and guaranteed by Citigroup Inc. Unlike conventional debt securities, the securities do not pay interest and do not repay a fixed amount of principal at maturity. Instead, the securities offer a payment at maturity that may be greater than, equal to or less than the stated principal amount, depending on the performance of the worst performing of the shares of the SPDR® S&P 500® ETF Trust and the shares of the iShares® MSCI Emerging Markets ETF (each, the “underlying shares” or the “ETF”).

▪	The securities offer modified exposure to the performance of the worst performing underlying shares, with leveraged exposure to a limited range of potential appreciation of the worst performing underlying shares and a limited buffer against the potential depreciation of the worst performing underlying shares as described below. In exchange for those features, investors in the securities must be willing to (i) accept a return based on whichever underlying shares is the worst performing underlying shares, (ii) forgo participation in appreciation of the worst performing underlying shares in excess of the maximum return at maturity specified below and (iii) forgo any dividends that may be paid on the underlying shares. In addition, investors in the securities must be willing to accept downside exposure to any depreciation of the worst performing underlying shares in excess of the 20% buffer amount. If the worst performing underlying shares depreciate by more than the buffer amount from the pricing date to the valuation date, you will lose 1% of the stated principal amount of your securities for every 1% by which that depreciation exceeds the buffer amount.

▪	Your return on the securities will depend solely on the performance of the worst performing underlying shares. You will not benefit in any way from the performance of the better performing shares. You may incur a significant loss on your investment in the securities if either of the underlying shares performs poorly, even if the other performs favorably.

▪	In order to obtain the modified exposure to the worst performing underlying shares that the securities provide, investors must be willing to accept (i) an investment that may have limited or no liquidity and (ii) the risk of not receiving any amount due under the securities if we and Citigroup Inc. default on our obligations. All payments on the securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc.

KEY TERMS
Issuer:	Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc.
Guarantee:	All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc.
Underlying shares:	The shares of the SPDR® S&P 500® ETF Trust (NYSE Arca symbol: “SPY”) and the shares of the iShares® MSCI Emerging Markets ETF (NYSE Arca symbol: “EEM”)
Aggregate stated principal amount:	$300,000
Stated principal amount:	$1,000 per security
Pricing date:	November 21, 2017
Issue date:	November 27, 2017. See “Supplemental Plan of Distribution” in this pricing supplement for additional information.
Valuation date:	November 23, 2020, subject to postponement if such date is not a scheduled trading day or if certain market disruption events occur with respect to either of the underlying shares
Maturity date:	November 27, 2020
Payment at maturity:

For each $1,000 stated principal amount security you hold at maturity:

▪  If the final share price of the worst performing underlying shares is greater than or equal to their initial share price:
$1,000 + the upside return amount, subject to the maximum return at maturity

▪  If the final share price of the worst performing underlying shares is less than their initial share price by an amount equal to or less than the buffer amount:
$1,000

▪  If the final share price of the worst performing underlying shares is less than their initial share price by an amount greater than the buffer amount:
$1,000 + [$1,000 × (the share performance of the worst performing underlying shares + 20%)]

If the worst performing underlying shares depreciate from their initial share price to their final share price by more than the buffer amount, your payment at maturity will be less, and possibly significantly less, than the $1,000.00 stated principal amount per security. You should not invest in the securities unless you are willing and able to bear the risk of losing a significant portion of your investment.

Initial share price:	• The shares of the SPDR® S&P 500® ETF Trust:$259.99 (its closing price on the pricing date) • The shares of the iShares® MSCI Emerging Markets ETF:$47.69 (its closing price on the pricing date)
Final share price:	For each of the underlying shares, their closing price on the valuation date
Worst performing underlying shares:	The underlying shares with the lowest share performance
Share performance:	For each underlying shares, their final share price minus their initial share price, divided by their initial share price
Upside return amount:	$1,000 × the share performance of the worst performing underlying shares × the upside participation rate
Upside participation rate:	110.00%
Buffer amount:	20.00%
Maximum return at maturity:	$450.00 per security (45.00% of the stated principal amount). In no event will the payment at maturity per security exceed $1,000 plus the maximum return at maturity.
Listing:	The securities will not be listed on any securities exchange
CUSIP / ISIN:	17324CNY8 / US17324CNY83
Underwriter:	Citigroup Global Markets Inc. (“CGMI”), an affiliate of the issuer, acting as principal
Underwriting fee and issue price:	Issue price(1)(2)	Underwriting fee(3)	Proceeds to issuer
Per security:	$1,000.00	$20.00	$980.00
Total:	$300,000.00	$6,000.00	$294,000.00

(1) On the date of this pricing supplement, the estimated value of the securities is $937.50 per security, which is less than the issue price. The estimated value of the securities is based on CGMI’s proprietary pricing models and our internal funding rate. It is not an indication of actual profit to CGMI or other of our affiliates, nor is it an indication of the price, if any, at which CGMI or any other person may be willing to buy the securities from you at any time after issuance. See “Valuation of the Securities” in this pricing supplement.

(2) The issue price for investors purchasing the securities in fee-based advisory accounts will be $980.00 per security, assuming no custodial fee is charged by a selected dealer, and up to $985.00 per security, assuming the maximum custodial fee is charged by a selected dealer. See “Supplemental Plan of Distribution” in this pricing supplement.

(3) For more information on the distribution of the securities, see “Supplemental Plan of Distribution” in this pricing supplement. In addition to the underwriting fee, CGMI and its affiliates may profit from hedging activity related to this offering, even if the value of the securities declines. See “Use of Proceeds and Hedging” in the accompanying prospectus.

Investing in the securities involves risks not associated with an investment in conventional debt securities. See “Summary Risk Factors” beginning on page PS-4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or determined that this pricing supplement and the accompanying product supplement, underlying supplement, prospectus supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

You should read this pricing supplement together with the accompanying product supplement, underlying supplement, prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below:

Product Supplement No. EA-02-06 dated April 7, 2017      Underlying Supplement No. 6 dated April 7, 2017

Prospectus Supplement and Prospectus each dated April 7, 2017

The securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Citigroup Global Markets Holdings Inc.
Buffer Securities Based on the Worst Performing of the Shares of the SPDR® S&P 500® ETF Trust and the Shares of the iShares® MSCI Emerging Markets ETF Due November 27, 2020

Additional Information

General. The terms of the securities are set forth in the accompanying product supplement, prospectus supplement and prospectus, as supplemented by this pricing supplement. The accompanying product supplement, prospectus supplement and prospectus contain important disclosures that are not repeated in this pricing supplement. For example, certain events may occur that could affect your payment at maturity. These events and their consequences are described in the accompanying product supplement in the sections “Description of the Securities—Certain Additional Terms for Securities Linked to ETF Shares or Company Shares—Consequences of a Market Disruption Event; Postponement of a Valuation Date,” “—Dilution and Reorganization Adjustments” and “—Delisting, Liquidation or Termination of an ETF,” and not in this pricing supplement. The accompanying underlying supplement contains important disclosures regarding the underlying ETFs that are not repeated in this pricing supplement. It is important that you read the accompanying product supplement, underlying supplement, prospectus supplement and prospectus together with this pricing supplement in connection with your investment in the securities. Certain terms used but not defined in this pricing supplement are defined in the accompanying product supplement.

Dilution and Reorganization Adjustments. The initial share price is a “Relevant Price” for purposes of the section “Description of the Securities—Certain Additional Terms for Securities Linked to ETF Shares or Company Shares—Dilution and Reorganization Adjustments” in the accompanying product supplement. Accordingly, the initial share price is subject to adjustment upon the occurrence of any of the events described in that section.

Hypothetical Examples

The diagram below illustrates your payment at maturity for a range of hypothetical percentage changes from the initial share price to the final share price of the worst performing underlying shares. Your return on the securities will depend solely on the performance of the worst performing underlying shares. You will not benefit in any way from the performance of the better performing underlying shares.

Investors in the securities will not receive any dividends on the underlying shares or the stocks included in or held by the ETFs. The diagram and examples below do not show any effect of lost dividend yield over the term of the securities. See “Summary Risk Factors—You will not have voting rights, rights to receive any dividends or other distributions or any other rights with respect to the ETFs” below.

Buffer Securities Payment at Maturity Diagram

■ The Securities	■ The Worst Performing Underlying Shares

November 2017	PS-2

Citigroup Global Markets Holdings Inc.
Buffer Securities Based on the Worst Performing of the Shares of the SPDR® S&P 500® ETF Trust and the Shares of the iShares® MSCI Emerging Markets ETF Due November 27, 2020

Your actual payment at maturity per security will depend the actual share performance of the worst performing underlying shares. The examples below are intended to illustrate how your payment at maturity will depend on the share performance of the underlying shares.

Example 1—Upside Scenario A.

Underlying Shares	Initial Share price	Hypothetical Final Share price	Hypothetical Share performance
The shares of SPDR® S&P 500® ETF Trust	$259.99	$389.99	50%
The shares of iShares® MSCI Emerging Markets ETF	$47.69	$52.46	10%

Payment at maturity per security = $1,000 + the upside return amount, subject to the maximum return at maturity of $450.00 per security

= $1,000 + ($1,000 × the share performance of the worst performing underlying shares × the upside participation rate), subject to the maximum return at maturity of $450.00 per security

= $1,000 + ($1,000 × 10.00% × 110.00%), subject to the maximum return at maturity of $450.00 per security

= $1,000 + $110.00, subject to the maximum return at maturity of $450.00 per security

= $1,110.00

In this example, the iShares® MSCI Emerging Markets ETF have the lowest share performance and are, therefore, the worst performing underlying shares. Because the worst performing underlying shares appreciated from their initial share price to their hypothetical final share price and the upside return amount of $110.00 per security results in a total return at maturity of 11.00%, which is less than the maximum return at maturity of 45.00%, your payment at maturity in this example would be equal to the $1,000 stated principal amount per security plus the upside return amount, or $1,110.00 per security.

Example 2—Upside Scenario B.

Underlying Shares	Initial Share price	Hypothetical Final Share price	Hypothetical Share performance
The shares of SPDR® S&P 500® ETF Trust	$259.99	$415.98	60%
The shares of iShares® MSCI Emerging Markets ETF	$47.69	$81.07	70%

Payment at maturity per security = $1,000 + the upside return amount, subject to the maximum return at maturity of $450.00 per security

= $1,000 + ($1,000 × the share performance of the worst performing underlying shares × the upside participation rate), subject to the maximum return at maturity of $450.00 per security

= $1,000 + ($1,000 × 60.00% × 110.00%), subject to the maximum return at maturity of $450.00 per security

= $1,000 + $660.00, subject to the maximum return at maturity of $450.00 per security

= $1,450.00

In this example, the SPDR® S&P 500® ETF Trust have the lowest share performance and are, therefore, the worst performing underlying shares. Because the worst performing underlying shares appreciated from their initial share price to their hypothetical final share price and the upside return amount of $660.00 would result in a total return at maturity of 66.00%, which is greater than the maximum return at maturity of 45.00%, your payment at maturity in this example would equal the maximum payment at maturity of $1,450.00 per security. In this example, an investment in the securities would underperform a hypothetical alternative investment providing 1-to-1 exposure to the appreciation of the worst performing underlying shares without a maximum return.

November 2017	PS-3

Citigroup Global Markets Holdings Inc.
Buffer Securities Based on the Worst Performing of the Shares of the SPDR® S&P 500® ETF Trust and the Shares of the iShares® MSCI Emerging Markets ETF Due November 27, 2020

Example 3—Par Scenario.

Underlying Shares	Initial Share price	Hypothetical Final Share price	Hypothetical Share performance
The shares of SPDR® S&P 500® ETF Trust	$259.99	$246.99	-5%
The shares of iShares® MSCI Emerging Markets ETF	$47.69	$57.23	20%

In this example, the SPDR® S&P 500® ETF Trust have the lowest share performance and are, therefore, the worst performing underlying shares. Because the worst performing underlying shares depreciated from their initial share price to their hypothetical final share price, but not by more than 20%, your payment at maturity in this example would be equal to the $1,000 stated principal amount per security.

Example 4—Downside Scenario.

Underlying Shares	Initial Share price	Hypothetical Final Share price	Hypothetical Share performance
The shares of SPDR® S&P 500® ETF Trust	$259.99	$298.99	15%
The shares of iShares® MSCI Emerging Markets ETF	$47.69	$14.31	-70%

In this example, the iShares® MSCI Emerging Markets ETF have the lowest share performance and are, therefore, the worst performing underlying shares. Because the worst performing underlying shares depreciated from their initial share price to their hypothetical final share price by more than the 20% buffer amount, your payment at maturity in this example would reflect 1-to-1 exposure to the negative performance of the worst performing underlying shares beyond the 20.00% buffer amount and would be calculated as follows:

Payment at maturity per security = $1,000 + [$1,000 × (the share performance of the worst performing underlying shares + 20%)]

= $1,000 + [$1,000 × (–70% + 20%)]

= $1,000 + [$1,000 × –50%]

= $1,000 + [–$500]

= $1,000 - $500

= $500

In this example, you would incur a significant loss at maturity based on the depreciation of the worst performing underlying shares, even though the better performing underlying shares appreciated. As this example illustrates, you will not benefit in any way from the performance of the better performing underlying shares.

Summary Risk Factors

An investment in the securities is significantly riskier than an investment in conventional debt securities. The securities are subject to all of the risks associated with an investment in our conventional debt securities (guaranteed by Citigroup Inc.), including the risk that we and Citigroup Inc. may default on our obligations under the securities, and are also subject to risks associated with each of the underlying shares. Accordingly, the securities are suitable only for investors who are capable of understanding the complexities and risks of the securities. You should consult your own financial, tax and legal advisors as to the risks of an investment in the securities and the suitability of the securities in light of your particular circumstances.

The following is a summary of certain key risk factors for investors in the securities. You should read this summary together with the more detailed description of risks relating to an investment in the securities contained in the section “Risk Factors Relating to the Securities” beginning on page EA-6 in the accompanying product supplement. You should also carefully read the risk factors included in the accompanying prospectus supplement and in the documents incorporated by reference in the accompanying prospectus, including Citigroup Inc.’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which describe risks relating to the business of Citigroup Inc. more generally.

November 2017	PS-4

Citigroup Global Markets Holdings Inc.
Buffer Securities Based on the Worst Performing of the Shares of the SPDR® S&P 500® ETF Trust and the Shares of the iShares® MSCI Emerging Markets ETF Due November 27, 2020

▪	You may lose up to 80.00% of your investment. Unlike conventional debt securities, the securities do not repay a fixed amount of principal at maturity. Instead, your payment at maturity will depend on the performance of the worst performing underlying shares. If the worst performing underlying shares depreciate by more than the buffer amount, you will lose 1% of the stated principal amount of your securities for every 1% by which that depreciation exceeds the buffer amount.

▪	The securities do not pay interest. Unlike conventional debt securities, the securities do not pay interest or any other amounts prior to maturity. You should not invest in the securities if you seek current income during the term of the securities.

▪	Your potential return on the securities is limited. Your potential total return on the securities at maturity is limited to the maximum return at maturity of 45.00%, which is equivalent to a maximum return at maturity of $450.00 per security. Taking into account the leverage factor, any increase in the final index level over the initial index level by more than approximately 40.91% will not increase your return on the securities and will progressively reduce the effective amount of leverage provided by the securities.

▪	The securities are subject to the risks of both of the underlying shares and will be negatively affected if either of the underlying shares perform poorly, even if the other underlying shares perform well. You are subject to risks associated with both of the underlying shares. If either of the underlying shares perform poorly, you will be negatively affected, even if the other underlying shares perform well. The securities are not linked to a basket composed of the underlying shares, where the better performance of one could ameliorate the poor performance of the other. Instead, you are subject to the full risks of whichever of the underlying shares are the worst performing underlying shares.

▪	You will not benefit in any way from the performance of the better performing underlying shares. The return on the securities depends solely on the performance of the worst performing underlying shares, and you will not benefit in any way from the performance of the better performing underlying shares. The securities may underperform a similar alternative investment linked to a basket composed of the underlying shares, since in such case the performance of the better performing underlying shares would be blended with the performance of the worst performing underlying shares, resulting in a better return than the return of the worst performing underlying shares.

▪	You will be subject to risks relating to the relationship between the underlying shares. It is preferable from your perspective for the underlying shares to be correlated with each other, in the sense that they tend to increase or decrease at similar times and by similar magnitudes. By investing in the securities, you assume the risk that the underlying shares will not exhibit this relationship. The less correlated the underlying shares, the more likely it is that one of the underlying shares will perform poorly over the term of the securities. All that is necessary for the securities to perform poorly is for one of the underlying shares to perform poorly; the performance of the underlying shares that is not the worst performing underlying shares are not relevant to your return on the securities at maturity. It is impossible to predict what the relationship between the underlying shares will be over the term of the securities. The shares of the SPDR® S&P 500® ETF Trust represents large capitalization stocks in the United States and the shares of the iShares® MSCI Emerging Markets ETF represent international emerging markets. Accordingly, the underlying shares represent markets that differ in significant ways and, therefore, may not be correlated with each other.

▪	Investing in the securities is not equivalent to investing in either of the underlying shares or the stocks that constitute either of the underlying shares. You will not have voting rights, rights to receive any dividends or other distributions or any other rights with respect to the underlying shares. The payment scenarios described in this pricing supplement do not show any effect of lost dividend yield over the term of the securities. It is important to understand that, for purposes of measuring the performance of the underlying shares, the prices used will not reflect the receipt or reinvestment of dividends or distributions on the stocks that constitute either of the underlying shares. Dividend or distribution yield on the underlying shares would be expected to represent a significant portion of the overall return on a direct investment in the underlying shares, but will not be reflected in the performance of either of the underlying shares as measured for purposes of the securities (except to the extent that dividends and distributions reduce the levels of the underlying shares). Moreover, unlike a direct investment in the underlying shares, the appreciation potential of the securities is limited, as described above.

▪	Your payment at maturity depends on the closing price of the worst performing underlying shares on a single day. Because your payment at maturity depends on the closing price of the worst performing underlying shares solely on the valuation date, you are subject to the risk that the closing price of the worst performing underlying shares on that day may be lower, and possibly significantly lower, than on one or more other dates during the term of the securities. If you had invested directly in the stocks that constitute the underlying shares or in another instrument linked to the underlying shares that you could sell for full value at a time selected by you, or if the payment at maturity were based on an average of the closing price of the worst performing underlying shares, you might have achieved better returns.

▪	The securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc. If we default on our obligations under the securities and Citigroup Inc. defaults on its guarantee obligations, you may not receive anything owed to you under the securities.

November 2017	PS-5

Citigroup Global Markets Holdings Inc.
Buffer Securities Based on the Worst Performing of the Shares of the SPDR® S&P 500® ETF Trust and the Shares of the iShares® MSCI Emerging Markets ETF Due November 27, 2020

▪	The securities will not be listed on any securities exchange and you may not be able to sell them prior to maturity. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. CGMI currently intends to make a secondary market in relation to the securities and to provide an indicative bid price for the securities on a daily basis. Any indicative bid price for the securities provided by CGMI will be determined in CGMI’s sole discretion, taking into account prevailing market conditions and other relevant factors, and will not be a representation by CGMI that the securities can be sold at that price, or at all. CGMI may suspend or terminate making a market and providing indicative bid prices without notice, at any time and for any reason. If CGMI suspends or terminates making a market, there may be no secondary market at all for the securities because it is likely that CGMI will be the only broker-dealer that is willing to buy your securities prior to maturity. Accordingly, an investor must be prepared to hold the securities until maturity.

▪	The estimated value of the securities on the pricing date, based on CGMI’s proprietary pricing models and our internal funding rate, is less than the issue price. The difference is attributable to certain costs associated with selling, structuring and hedging the securities that are included in the issue price. These costs include (i) the selling concessions paid in connection with the offering of the securities, (ii) hedging and other costs incurred by us and our affiliates in connection with the offering of the securities and (iii) the expected profit (which may be more or less than actual profit) to CGMI or other of our affiliates in connection with hedging our obligations under the securities. These costs adversely affect the economic terms of the securities because, if they were lower, the economic terms of the securities would be more favorable to you. The economic terms of the securities are also likely to be adversely affected by the use of our internal funding rate, rather than our secondary market rate, to price the securities. See “The estimated value of the securities would be lower if it were calculated based on our secondary market rate” below.

▪	The estimated value of the securities was determined for us by our affiliate using proprietary pricing models. CGMI derived the estimated value disclosed on the cover page of this pricing supplement from its proprietary pricing models. In doing so, it may have made discretionary judgments about the inputs to its models, such as the volatility of and correlation between the underlying shares, dividend yields on the underlying shares and the stocks held by the ETFs and interest rates. CGMI’s views on these inputs may differ from your or others’ views, and as an underwriter in this offering, CGMI’s interests may conflict with yours. Both the models and the inputs to the models may prove to be wrong and therefore not an accurate reflection of the value of the securities. Moreover, the estimated value of the securities set forth on the cover page of this pricing supplement may differ from the value that we or our affiliates may determine for the securities for other purposes, including for accounting purposes. You should not invest in the securities because of the estimated value of the securities. Instead, you should be willing to hold the securities to maturity irrespective of the initial estimated value.

▪	The estimated value of the securities would be lower if it were calculated based on our secondary market rate. The estimated value of the securities included in this pricing supplement is calculated based on our internal funding rate, which is the rate at which we are willing to borrow funds through the issuance of the securities. Our internal funding rate is generally lower than our secondary market rate, which is the rate that CGMI will use in determining the value of the securities for purposes of any purchases of the securities from you in the secondary market. If the estimated value included in this pricing supplement were based on our secondary market rate, rather than our internal funding rate, it would likely be lower. We determine our internal funding rate based on factors such as the costs associated with the securities, which are generally higher than the costs associated with conventional debt securities, and our liquidity needs and preferences. Our internal funding rate is not an interest rate that we will pay to investors in the securities, which do not bear interest.

Because there is not an active market for traded instruments referencing our outstanding debt obligations, CGMI determines our secondary market rate based on the market price of traded instruments referencing the debt obligations of Citigroup Inc., our parent company and the guarantor of all payments due on the securities, but subject to adjustments that CGMI makes in its sole discretion. As a result, our secondary market rate is not a market-determined measure of our creditworthiness, but rather reflects the market’s perception of our parent company’s creditworthiness as adjusted for discretionary factors such as CGMI’s preferences with respect to purchasing the securities prior to maturity.

▪	The estimated value of the securities is not an indication of the price, if any, at which CGMI or any other person may be willing to buy the securities from you in the secondary market. Any such secondary market price will fluctuate over the term of the securities based on the market and other factors described in the next risk factor. Moreover, unlike the estimated value included in this pricing supplement, any value of the securities determined for purposes of a secondary market transaction will be based on our secondary market rate, which will likely result in a lower value for the securities than if our internal funding rate were used. In addition, any secondary market price for the securities will be reduced by a bid-ask spread, which may vary depending on the aggregate stated principal amount of the securities to be purchased in the secondary market transaction, and the expected cost of unwinding related hedging transactions. As a result, it is likely that any secondary market price for the securities will be less than the issue price.

▪	The value of the securities prior to maturity will fluctuate based on many unpredictable factors. The value of your securities prior to maturity will fluctuate based on the price and volatility of the underlying shares and a number of other factors, including the price and volatility of the securities held by the ETFs, the correlation between the underlying shares, dividend yields on the

November 2017	PS-6

Citigroup Global Markets Holdings Inc.
Buffer Securities Based on the Worst Performing of the Shares of the SPDR® S&P 500® ETF Trust and the Shares of the iShares® MSCI Emerging Markets ETF Due November 27, 2020

underlying shares and the securities held by the ETFs of the underlying shares, interest rates generally, changes in the exchange rate between the U.S. dollar and each of the currencies in which the securities that are held by the iShares® MSCI Emerging Markets ETF trade, the time remaining to maturity and our and Citigroup Inc.’s creditworthiness, as reflected in our secondary market rate. Changes in the price of the underlying shares may not result in a comparable change in the value of your securities. You should understand that the value of your securities at any time prior to maturity may be significantly less than the issue price.

▪	Immediately following issuance, any secondary market bid price provided by CGMI, and the value that will be indicated on any brokerage account statements prepared by CGMI or its affiliates, will reflect a temporary upward adjustment. The amount of this temporary upward adjustment will steadily decline to zero over the temporary adjustment period. See “Valuation of the Securities” in this pricing supplement.

▪	Investing in the securities exposes investors to risks associated with emerging markets equity securities. The stocks composing the iShares® MSCI Emerging Markets Index generally tracked by the iShares® MSCI Emerging Markets ETF have been issued by companies in various emerging markets. Investments in securities linked to the value of foreign equity securities involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross-shareholdings in companies in certain countries. Also, there is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the SEC, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S. reporting companies. The prices of securities in foreign markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws. Countries with emerging markets may have relatively unstable governments, present the risks of nationalization of businesses, have restrictions on foreign ownership and prohibitions on the repatriation of assets and have less protection of property rights than more developed countries. The economies of countries with emerging markets may be based on only a few industries, be highly vulnerable to changes in local or global trade conditions and suffer from extreme and volatile debt burdens or inflation rates. Local securities markets may trade a small number of securities and be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times. Moreover, the economies in such countries may differ favorably or unfavorably from the economy in the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

▪	Fluctuations in exchange rates will affect the price of the underlying shares. Because the iShares® MSCI Emerging Markets ETF invests in non-U.S. companies and the net asset value of the ETF is based on the U.S. dollar value of the stocks held by the ETF, holders of the securities will be exposed to currency exchange rate risk with respect to each of the currencies in which such stocks trade. Exchange rate movements for a particular currency are volatile and are the result of numerous factors specific to the relevant country, including the supply of, and the demand for, those currencies, as well as government policy, intervention or actions, but are also influenced significantly from time to time by political or economic developments, and by macroeconomic factors and speculative actions related to each applicable region. An investor's net exposure will depend on the extent to which the currencies of the applicable countries strengthen or weaken against the U.S. dollar and the relative weight of each currency. If, taking into account such weighting, the dollar strengthens against the currencies of the stocks held by the ETF, the price of the ETF will be adversely affected for that reason alone and the payment at maturity on the securities may be reduced. Of particular importance to potential currency exchange risk are: existing and expected rates of inflation; existing and expected interest rate levels; the balance of payments; and the extent of governmental surpluses or deficits in the applicable countries and the United States. All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of various component countries and the United States. and other countries important to international trade and finance.

▪	Our offering of the securities does not constitute a recommendation of either of the underlying shares. The fact that we are offering the securities does not mean that we believe that investing in an instrument linked to the underlying shares is likely to achieve favorable returns. In fact, as we are part of a global financial institution, our affiliates may have positions (including short positions) in the stocks that are held by the issuers of the underlying shares or in instruments related to the underlying shares or such stocks, and may publish research or express opinions, that in each case are inconsistent with an investment linked to the underlying shares. These and other of our affiliates’ activities may affect the prices of the underlying shares in a way that has a negative impact on your interests as a holder of the securities.

▪	The prices of the underlying shares may be adversely affected by our or our affiliates’ hedging and other trading activities. We have hedged our obligations under the securities through CGMI or other of our affiliates, who have taken positions directly in the underlying shares and other financial instruments related to the underlying shares or the stocks held by the issuers of the underlying shares and may adjust such positions during the term of the securities. Our affiliates also trade the underlying shares and other related financial instruments on a regular basis (taking long or short positions or both), for their accounts, for other accounts under their management or to facilitate transactions on behalf of customers. These activities could affect the prices of the underlying shares in a way that negatively affects the value of the securities. They could also result in substantial returns for us or our affiliates while the value of the securities declines.

▪	We and our affiliates may have economic interests that are adverse to yours as a result of our affiliates’ business activities. Our affiliates may currently or from time to time engage in business with the issuers of the securities held by the issuers

November 2017	PS-7

Citigroup Global Markets Holdings Inc.
Buffer Securities Based on the Worst Performing of the Shares of the SPDR® S&P 500® ETF Trust and the Shares of the iShares® MSCI Emerging Markets ETF Due November 27, 2020

of the underlying shares or with the ETFs, including extending loans to, making equity investments in or providing advisory services to such companies or the ETFs. In the course of this business, we or our affiliates may acquire non-public information which we will not disclose to you. Moreover, if any of our affiliates is or becomes a creditor of any such company, they may exercise any remedies against such company that are available to them without regard to your interests.

▪	Even if either of the ETFs pay a dividend that it identifies as special or extraordinary, no adjustment will be required under the securities for that dividend unless it meets the criteria specified in the accompanying product supplement. In general, an adjustment will not be made under the terms of the securities for any cash dividend paid on either of the underlying shares unless the amount of the dividend per underlying share, together with any other dividends paid in the same fiscal quarter, exceeds the dividend paid per underlying share in the most recent fiscal quarter by an amount equal to at least 10% of the closing price of the applicable underlying shares on the date of declaration of the dividend. Any dividend will reduce the closing price of the underlying shares by the amount of the dividend per underlying share. If an issuer of either of the underlying shares pays any dividend for which an adjustment is not made under the terms of the securities, holders of the securities will be adversely affected. See “Description of the Securities—Certain Additional Terms for Securities Linked to ETF Shares or Company Shares—Dilution and Reorganization Adjustments—Certain Extraordinary Cash Dividends” in the accompanying product supplement.

▪	An adjustment will not be made for all events that may have a dilutive effect on or otherwise adversely affect the market price of the underlying shares. For example, we will not make any adjustment for ordinary dividends or extraordinary dividends that do not meet the criteria described above. Moreover, the adjustments we do make may not fully offset the dilutive or adverse effect of the particular event. Investors in the securities may be adversely affected by such an event in a circumstance in which a direct holder of the underlying shares would not.

▪	The securities may become linked to shares of issuers other than the original issuers of the underlying shares upon the occurrence of a reorganization event or upon the delisting of the underlying shares. For example, if either of the underlying share issuers enter into a merger agreement that provides for holders of the shares of such underlying share issuer to receive shares of another entity, the shares of such other entity will become the applicable underlying shares for all purposes of the securities upon consummation of the merger. Additionally, if the shares of an underlying share issuer are delisted, or the underlying shares are otherwise terminated, the calculation agent may, in its sole discretion, select shares of another underlying share issuer to be the applicable underlying shares. See “Description of the Securities—Certain Additional Terms for Securities Linked to ETF Shares or Company Shares—Dilution and Reorganization Adjustments” and “—Delisting, Liquidation or Termination of an Underlying ETF” in the accompanying product supplement.

▪	The calculation agent, which is an affiliate of ours, will make important determinations with respect to the securities. If certain events occur, such as market disruption events or events with respect to the ETFs that may require a dilution adjustment or the delisting of the ETFs, CGMI, as calculation agent, will be required to make discretionary judgments that could significantly affect your payment at maturity. In making these judgments, the calculation agent’s interests as an affiliate of ours could be adverse to your interests as a holder of the securities.

▪	The price and performance of the underlying shares may not completely track the performance of the ETFs underlying index or the net asset value per share of the ETFs. The underlying share issuers do not fully replicate the underlying indices that they seek to track and may hold securities different from those included in their underlying indices. In addition, the performance of the underlying shares will reflect additional transaction costs and fees that are not included in the calculation of their underlying indices. All of these factors may lead to a lack of correlation between the performance of the underlying shares and their underlying indices. In addition, corporate actions with respect to the equity securities constituting the ETFs’ underlying indices or held by the ETFs (such as mergers and spin-offs) may impact the variance between the performances of the underlying shares and the ETF’s underlying indices. Finally, because the underlying shares are traded on NYSE Arca, Inc. and are subject to market supply and investor demand, the market value of the underlying shares may differ from the net asset value per share of the ETFs.

During periods of market volatility, securities underlying the ETFs may be unavailable in the secondary market, market participants may be unable to calculate accurately the net asset value per share of the ETFs and the liquidity of the underlying shares may be adversely affected. This kind of market volatility may also disrupt the ability of market participants to create and redeem shares of the ETFs. Further, market volatility may adversely affect, sometimes materially, the prices at which market participants are willing to buy and sell the underlying shares. As a result, under these circumstances, the market value of the underlying shares may vary substantially from the net asset value per share of the ETFs. For all of the foregoing reasons, the performance of the underlying shares may not correlate with the performance of the ETFs’ underlying indices and/or the net asset value per share of the ETFs, which could materially and adversely affect the value of the securities in the secondary market and/or reduce your payment at maturity.

▪	Changes made by the investment adviser to the underlying share issuers or by the sponsor of the indices underlying the ETFs may adversely affect the underlying shares. We are not affiliated with the investment adviser to the underlying share issuers or with the sponsor of the indices underlying the ETFs. Accordingly, we have no control over any changes such investment

November 2017	PS-8

Citigroup Global Markets Holdings Inc.
Buffer Securities Based on the Worst Performing of the Shares of the SPDR® S&P 500® ETF Trust and the Shares of the iShares® MSCI Emerging Markets ETF Due November 27, 2020

adviser or sponsor may make to the underlying share issuers or the indices underlying the ETFs. Such changes could be made at any time and could adversely affect the performance of the underlying shares.

▪	You should consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Information About the SPDR® S&P 500® ETF Trust

The SPDR® S&P 500® ETF Trust is an exchange-traded fund that seeks to provide investment results, before expenses, that generally correspond to the performance of the S&P 500® Index. The ETF is managed by State Street Bank and Trust Company (“SSBTC”), as Trustee of the ETF and PDR Services LLC (“PDRS”), as sponsor of the ETF. Information provided to or filed with the SEC by The SPDR® S&P 500® ETF Trust pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 033-46080 and 811-06125, respectively, through the SEC’s website at http://www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The SPDR® S&P 500® ETF Trust trades on the NYSE Arca under the ticker symbol “SPY.”

We have derived all disclosures contained in this pricing supplement regarding the underlying shares from the publicly available documents described above. We have not independently verified such information. Such information reflects the policies of, and is subject to change by, SSBTC and PDRS. In connection with the offering of the securities, none of Citigroup Global Markets Holdings Inc., Citigroup Inc. or CGMI has participated in the preparation of such documents or made any due diligence inquiry with respect to the underlying shares.

Please refer to the section “Additional Information—Prospectus for ETF” in this pricing supplement for important disclosures regarding the SPDR® S&P 500® ETF Trust.

This pricing supplement relates only to the securities offered hereby and does not relate to the SPDR® S&P 500® ETF Trust or other securities of State Street Global Advisors. We have derived all disclosures contained in this pricing supplement regarding the SPDR® S&P 500® ETF Trust and State Street Global Advisors from the publicly available documents described above. In connection with the offering of the securities, none of Citigroup Global Markets Holdings Inc., Citigroup Inc. or CGMI has participated in the preparation of such documents or made any due diligence inquiry with respect to State Street Global Advisors or the SPDR® S&P 500® ETF Trust.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. The underlying share issuer is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Neither we nor any of our affiliates make any representation to you as to the performance of the underlying shares.

Historical Information

The graph below shows the closing prices of the underlying shares for each day such price was available from January 3, 2012 to November 21, 2017. The table that follows shows the high and low closing prices of, and dividends paid on, the underlying shares for each quarter in that same period. We obtained the closing prices and other information below from Bloomberg L.P., without independent verification. You should not take the historical prices of the underlying shares as an indication of future performance.

November 2017	PS-9

Citigroup Global Markets Holdings Inc.
Buffer Securities Based on the Worst Performing of the Shares of the SPDR® S&P 500® ETF Trust and the Shares of the iShares® MSCI Emerging Markets ETF Due November 27, 2020

SPDR® S&P 500® ETF Trust – Historical Closing Prices January 3, 2012 to November 21, 2017

SPDR® S&P 500® ETF Trust (CUSIP: 78462F103)	High	Low	Dividends
2012
First Quarter	$141.61	$127.49	$0.77013
Second Quarter	$141.79	$128.10	$0.61389
Third Quarter	$147.24	$133.51	$0.68826
Fourth Quarter	$146.27	$135.70	$0.77945
2013
First Quarter	$156.73	$145.53	$1.02183
Second Quarter	$167.11	$154.14	$0.69372
Third Quarter	$173.14	$161.16	$0.83912
Fourth Quarter	$184.67	$165.48	$0.83795
2014
First Quarter	$188.26	$174.15	$0.98025
Second Quarter	$196.48	$181.48	$0.82461
Third Quarter	$201.82	$190.99	$0.93669
Fourth Quarter	$208.72	$186.27	$0.93919
2015
First Quarter	$211.99	$198.97	$1.13492
Second Quarter	$213.50	$205.42	$0.93081
Third Quarter	$212.59	$187.27	$1.03007
Fourth Quarter	$211.00	$192.13	$1.03343
2016
First Quarter	$206.10	$183.03	$1.21155
Second Quarter	$212.39	$199.53	$1.04960
Third Quarter	$219.09	$208.39	$1.07844
Fourth Quarter	$227.76	$208.55	$1.08207
2017
First Quarter	$239.78	$225.24	$1.32893
Second Quarter	$244.66	$232.51	$1.03312

November 2017	PS-10

Citigroup Global Markets Holdings Inc.
Buffer Securities Based on the Worst Performing of the Shares of the SPDR® S&P 500® ETF Trust and the Shares of the iShares® MSCI Emerging Markets ETF Due November 27, 2020

Third Quarter	$251.23	$240.55	$1.18311
Fourth Quarter (through November 21, 2017)	$259.99	$252.32	$1.23457

The closing price of the underlying shares on November 21, 2017 was $259.99.

We make no representation as to the amount of dividends, if any, that may be paid on the underlying shares in the future. In any event, as an investor in the securities, you will not be entitled to receive dividends, if any, that may be payable on the underlying shares.

November 2017	PS-11

Citigroup Global Markets Holdings Inc.
Buffer Securities Based on the Worst Performing of the Shares of the SPDR® S&P 500® ETF Trust and the Shares of the iShares® MSCI Emerging Markets ETF Due November 27, 2020

Information About the iShares® MSCI Emerging Markets ETF

The iShares® MSCI Emerging Markets ETF is an exchange-traded fund that seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of publicly traded securities in emerging markets, as measured by the MSCI Emerging Markets Index. However, for purposes of the securities, the performance of the iShares® MSCI Emerging Markets ETF will reflect only its price performance, as any dividends paid on the shares of the iShares® MSCI Emerging Markets ETF will not be factored into a determination of the final share price of the iShares® MSCI Emerging Markets ETF. The MSCI Emerging Markets Index was developed by MSCI Inc. as an equity benchmark for international stock performance, and is designed to measure equity market performance in the global emerging markets.

The underlying share issuer is an investment portfolio managed by iShares® Inc. BlackRock Fund Advisors is the investment adviser to the underlying share issuer. iShares®, Inc. is a registered investment company that consists of numerous separate investment portfolios, including the underlying share issuer. Information provided to or filed with the SEC by iShares®, Inc. pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 033-97598 and 811-09102, respectively, through the SEC’s website at http://www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The iShares® MSCI Emerging Markets ETF trades on the NYSE Arca under the ticker symbol “EEM.”

Please refer to the sections “Risk Factors” and “Fund Descriptions— The iShares® ETFs” in the accompanying underlying supplement for important disclosures regarding the underlying shares, including certain risks that are associated with an investment linked to the underlying shares.

This pricing supplement relates only to the securities offered hereby and does not relate to the iShares® MSCI Emerging Markets ETF or other securities of iShares®, Inc. We have derived all disclosures contained in this pricing supplement regarding the iShares® MSCI Emerging Markets ETF and iShares®, Inc. from the publicly available documents described above. In connection with the offering of the securities, none of Citigroup Global Markets Holdings Inc., Citigroup Inc. or CGMI has participated in the preparation of such documents or made any due diligence inquiry with respect to iShares®, Inc or the iShares® MSCI Emerging Markets ETF.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. The underlying share issuer is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Neither we nor any of our affiliates make any representation to you as to the performance of the underlying shares.

Historical Information

The graph below shows the closing prices of the underlying shares for each day such price was available from January 3, 2012 to November 21, 2017. The table that follows shows the high and low closing prices of, and dividends paid on, the underlying shares for each quarter in that same period. We obtained the closing prices and other information below from Bloomberg L.P., without independent verification. You should not take the historical prices of the underlying shares as an indication of future performance.

November 2017	PS-12

Citigroup Global Markets Holdings Inc.
Buffer Securities Based on the Worst Performing of the Shares of the SPDR® S&P 500® ETF Trust and the Shares of the iShares® MSCI Emerging Markets ETF Due November 27, 2020

iShares® MSCI Emerging Markets ETF – Historical Closing Prices January 3, 2012 to November 21, 2017

iShares® MSCI Emerging Markets ETF	High	Low	Dividends
2012
First Quarter	$44.76	$38.23	$0.00000
Second Quarter	$43.54	$36.68	$0.46836
Third Quarter	$42.37	$37.42	$0.00000
Fourth Quarter	$44.35	$40.14	$0.26233
2013
First Quarter	$45.20	$41.80	$0.01423
Second Quarter	$44.23	$36.63	$0.00000
Third Quarter	$43.29	$37.34	$0.49260
Fourth Quarter	$43.66	$40.44	$0.36578
2014
First Quarter	$40.99	$37.09	$0.00000
Second Quarter	$43.95	$40.82	$0.00000
Third Quarter	$45.85	$41.56	$0.34063
Fourth Quarter	$42.44	$37.73	$0.53502
2015
First Quarter	$41.07	$37.92	$0.00000
Second Quarter	$44.09	$39.04	$0.00000
Third Quarter	$39.78	$31.32	$0.30125
Fourth Quarter	$36.29	$31.55	$0.50084
2016
First Quarter	$34.28	$28.25	$0.00000
Second Quarter	$35.26	$31.87	$0.26598
Third Quarter	$38.20	$33.77	$0.00000
Fourth Quarter	$38.10	$34.08	$0.39621
2017
First Quarter	$39.99	$35.43	$0.00000
Second Quarter	$41.93	$38.81	$0.19171

November 2017	PS-13

Citigroup Global Markets Holdings Inc.
Buffer Securities Based on the Worst Performing of the Shares of the SPDR® S&P 500® ETF Trust and the Shares of the iShares® MSCI Emerging Markets ETF Due November 27, 2020

Third Quarter	$45.85	$41.05	$0.00000
Fourth Quarter (through November 21, 2017)	$47.69	$44.82	$0.00000

The closing price of the underlying shares on November 21, 2017 was $47.69.

We make no representation as to the amount of dividends, if any, that may be paid on the underlying shares in the future. In any event, as an investor in the securities, you will not be entitled to receive dividends, if any, that may be payable on the underlying shares.

Supplemental Plan of Distribution

CGMI, an affiliate of Citigroup Global Markets Holdings Inc. and the underwriter of the sale of the securities, is acting as principal and will receive an underwriting fee of $20.00 for each $1,000 security sold in this offering (or up to $5.00 per security in the case of sales to fee-based advisory accounts). From this underwriting fee, CGMI will pay selected dealers not affiliated with CGMI and their financial advisors collectively a fixed selling concession of $20.00 for each $1,000 security they sell to accounts other than fee-based advisory accounts. CGMI will pay selected dealers not affiliated with CGMI, which may include dealers acting as custodians, a variable selling concession of up to $5.00 for each $1,000 security they sell to fee-based advisory accounts. Broker-dealers affiliated with CGMI, including Citi International Financial Services, Citigroup Global Markets Singapore Pte. Ltd. and Citigroup Global Markets Asia Limited, will receive a fixed selling concession, and financial advisers employed by such affiliated broker-dealers will receive a fixed selling concession, of $20.00 for each $1,000 security they sell. CGMI will pay the registered representatives of CGMI a fixed selling concession of $20.00 for each $1,000 security they sell directly to the public.

CGMI is an affiliate of ours. Accordingly, this offering will conform with the requirements addressing conflicts of interest when distributing the securities of an affiliate set forth in Rule 5121 of the Financial Industry Regulatory Authority. Client accounts over which Citigroup Inc. or its subsidiaries have investment discretion will not be permitted to purchase the securities, either directly or indirectly, without the prior written consent of the client.

Secondary market sales of securities typically settle two business days after the date on which the parties agree to the sale. Because the issue date for the securities is more than two business days after the pricing date, investors who wish to sell the securities at any time prior to the second business day preceding the issue date will be required to specify an alternative settlement date for the secondary market sale to prevent a failed settlement. Investors should consult their own investment advisors in this regard.

See “Plan of Distribution; Conflicts of Interest” in the accompanying product supplement and “Plan of Distribution” in each of the accompanying prospectus supplement and prospectus for additional information.

A portion of the net proceeds from the sale of the securities will be used to hedge our obligations under the securities. We have hedged our obligations under the securities through CGMI or other of our affiliates. CGMI or such other of our affiliates may profit from this hedging activity even if the value of the securities declines. This hedging activity could affect the closing prices of the underlying shares and, therefore, the value of and your return on the securities. For additional information on the ways in which our counterparties may hedge our obligations under the securities, see “Use of Proceeds and Hedging” in the accompanying prospectus.

Valuation of the Securities

CGMI calculated the estimated value of the securities set forth on the cover page of this pricing supplement based on proprietary pricing models. CGMI’s proprietary pricing models generated an estimated value for the securities by estimating the value of a hypothetical package of financial instruments that would replicate the payout on the securities, which consists of a fixed-income bond (the “bond component”) and one or more derivative instruments underlying the economic terms of the securities (the “derivative component”). CGMI calculated the estimated value of the bond component using a discount rate based on our internal funding rate. CGMI calculated the estimated value of the derivative component based on a proprietary derivative-pricing model, which generated a theoretical price for the instruments that constitute the derivative component based on various inputs, including the factors described under “Summary Risk Factors—The value of the securities prior to maturity will fluctuate based on many unpredictable factors” in this pricing supplement, but not including our or Citigroup Inc.’s creditworthiness. These inputs may be market-observable or may be based on assumptions made by CGMI in its discretionary judgment.

For a period of approximately three months following issuance of the securities, the price, if any, at which CGMI would be willing to buy the securities from investors, and the value that will be indicated for the securities on any brokerage account statements prepared by CGMI or its affiliates (which value CGMI may also publish through one or more financial information vendors), will reflect a temporary upward adjustment from the price or value that would otherwise be determined. This temporary upward adjustment represents a portion of the hedging profit expected to be realized by CGMI or its affiliates over the term of the securities. The amount of this temporary upward adjustment will decline to zero on a straight-line basis over the three-month temporary adjustment period. However, CGMI is not obligated to buy the securities from investors at any time. See “Summary Risk Factors—The securities will not be listed on any securities exchange and you may not be able to sell them prior to maturity.”

November 2017	PS-14

Citigroup Global Markets Holdings Inc.
Buffer Securities Based on the Worst Performing of the Shares of the SPDR® S&P 500® ETF Trust and the Shares of the iShares® MSCI Emerging Markets ETF Due November 27, 2020

Certain Selling Restrictions

Hong Kong Special Administrative Region

The contents of this pricing supplement and the accompanying product supplement, underlying supplement, prospectus supplement and prospectus have not been reviewed by any regulatory authority in the Hong Kong Special Administrative Region of the People’s Republic of China (“Hong Kong”). Investors are advised to exercise caution in relation to the offer. If investors are in any doubt about any of the contents of this pricing supplement and the accompanying product supplement, underlying supplement, prospectus supplement and prospectus, they should obtain independent professional advice.

The securities have not been offered or sold and will not be offered or sold in Hong Kong by means of any document, other than

(i) to persons whose ordinary business is to buy or sell shares or debentures (whether as principal or agent); or

(ii) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “Securities and Futures Ordinance”) and any rules made under that Ordinance; or

(iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance; and

There is no advertisement, invitation or document relating to the securities which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Non-insured Product: These securities are not insured by any governmental agency. These securities are not bank deposits and are not covered by the Hong Kong Deposit Protection Scheme.

Singapore

This pricing supplement and the accompanying product supplement, underlying supplement, prospectus supplement and prospectus have not been registered as a prospectus with the Monetary Authority of Singapore, and the securities will be offered pursuant to exemptions under the Securities and Futures Act, Chapter 289 of Singapore (the “Securities and Futures Act”). Accordingly, the securities may not be offered or sold or made the subject of an invitation for subscription or purchase nor may this pricing supplement or any other document or material in connection with the offer or sale or invitation for subscription or purchase of any securities be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (a) to an institutional investor pursuant to Section 274 of the Securities and Futures Act, (b) to a relevant person under Section 275(1) of the Securities and Futures Act or to any person pursuant to Section 275(1A) of the Securities and Futures Act and in accordance with the conditions specified in Section 275 of the Securities and Futures Act, or (c) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the Securities and Futures Act. Where the securities are subscribed or purchased under Section 275 of the Securities and Futures Act by a relevant person which is:

(a)	a corporation (which is not an accredited investor (as defined in Section 4A of the Securities and Futures Act)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an individual who is an accredited investor, securities (as defined in Section 239(1) of the Securities and Futures Act) of that corporation or the beneficiaries' rights and interests (howsoever described) in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the relevant securities pursuant to an offer under Section 275 of the Securities and Futures Act except:

(i)	to an institutional investor or to a relevant person defined in Section 275(2) of the Securities and Futures Act or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the Securities and Futures Act; or

(ii)	where no consideration is or will be given for the transfer; or

(iii)	where the transfer is by operation of law; or

(iv)	pursuant to Section 276(7) of the Securities and Futures Act; or

(v)	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Any securities referred to herein may not be registered with any regulator, regulatory body or similar organization or institution in any jurisdiction.

November 2017	PS-15

Citigroup Global Markets Holdings Inc.
Buffer Securities Based on the Worst Performing of the Shares of the SPDR® S&P 500® ETF Trust and the Shares of the iShares® MSCI Emerging Markets ETF Due November 27, 2020

The securities are Specified Investment Products (as defined in the Notice on Recommendations on Investment Products and Notice on the Sale of Investment Product issued by the Monetary Authority of Singapore on 28 July 2011) that is neither listed nor quoted on a securities market or a futures market.

Non-insured Product: These securities are not insured by any governmental agency. These securities are not bank deposits. These securities are not insured products subject to the provisions of the Deposit Insurance and Policy Owners’ Protection Schemes Act 2011 of Singapore and are not eligible for deposit insurance coverage under the Deposit Insurance Scheme.

Contact

Clients may contact their local brokerage representative. Third-party distributors may contact Citi Structured Investment Sales at (212) 723-7005.

© 2017 Citigroup Global Markets Inc. All rights reserved. Citi and Citi and Arc Design are trademarks and service marks of Citigroup Inc. or its affiliates and are used and registered throughout the world.

November 2017	PS-16